Exhibit 99.1

Myers Industries Reports 2018 First Quarter Results

Increased demand and focused execution drive strong growth and cash flow generation

May 7, 2018, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE) today announced results for the first quarter ended March 31, 2018.

First Quarter 2018 Business Highlights

•	GAAP net income per diluted share from continuing operations of $0.25, compared to $0.11 in the first quarter of 2017

•	Adjusted net income per diluted share from continuing operations of $0.24, compared to $0.14 in the first quarter of 2017

•	Generated cash from continuing operations of $12.8 million and free cash flow of $11.6 million

•	Net sales increased 11.7% (or 11.4% excluding currency fluctuation) compared to the first quarter of 2017

•	Gross profit margin of 30.9% compared to 30.6% in the first quarter of 2017

The Company reported net sales of $152.6 million, compared to $136.6 million in the first quarter of 2017, with the increase primarily driven by greater demand within the Company’s food and beverage end market. Gross profit margin increased 30 basis points to 30.9% as compared to the prior year, primarily due to the higher sales volume. Selling, general and administrative expenses increased by $1.0 million to $35.5 million, in the first quarter of 2018, with the increase in expenses primarily attributable to higher incentive compensation costs.

President and Chief Executive Officer Dave Banyard commented, “We are pleased with our performance to start the year, which demonstrated strong year-over-year improvement in both sales and earnings. We saw sequential improvements in key operating metrics each month, and overall improvement in gross margin and operating profit from the fourth quarter of last year.”

Banyard continued, “Our focus on niche market strategies resulted in a third consecutive quarter of double-digit sales growth in our food and beverage end market. Increased demand coupled with the positive impact of last year’s manufacturing footprint realignment and restructuring initiatives produced significant operating income growth and strong free cash flow generation. We look forward to the continuation of this trend in our cash flow performance in 2018 and expect it to enable further investments in both organic and acquisitive growth.”

	Quarter Ended March 31,
(Dollars in thousands, except per share data)	2018	2017	% Inc (Dec)
Net sales	$152,568	$136,572	11.7%
Gross profit	$47,115	$41,761	12.8%
Gross profit margin	30.9%	30.6%
Operating income	$12,022	$8,116	48.1%
Income from continuing operations:
Income (loss)	$7,755	$3,458	124.3%
Income (loss) per diluted share	$0.25	$0.11	127.3%
Operating income as adjusted(1)	$11,499	$8,862	29.8%
Income from continuing operations as adjusted(1):
Income (loss)	$7,395	$4,308	71.6%
Income (loss) per diluted share	$0.24	$0.14	71.4%
EBITDA as adjusted	$18,048	$16,816	7.3%

(1)	Details regarding the adjusted charges are provided on the Reconciliations of Non-GAAP Financial Measures included in this release.

Segment Results

Net sales in the Material Handling Segment increased 18.6% (or 18.2% excluding currency fluctuation) compared to the first quarter of 2017. The increase in net sales was primarily due to increased volume in the Company’s food and beverage end market. The segment’s adjusted EBITDA was $23.0 million compared to $20.8 million in the first quarter of 2017. The increase in adjusted EBITDA was primarily the result of higher sales volume and the benefit from the restructuring actions taken in 2017.

Net sales in the Distribution Segment declined 7.2% compared to the first quarter of 2017. The decrease in net sales was partially the result of the Company’s planned exit from a low-margin custom product in the Patch Rubber business. The organization continues to work to improve sales force effectiveness in its Myers Tire Supply business. The segment’s adjusted EBITDA was $1.4 million compared to $1.8 million in the first quarter of 2017.

2018 Outlook

For the fiscal year 2018, the Company continues to anticipate that total revenue will be up low-to-mid single-digits on a constant currency basis compared to the prior year based on strong backlog, tempered by the non-recurrence of some large, one-time orders delivered in the second half of 2017. The Company also expects capital expenditures to be in the range of $10 to $12 million, net interest expense to be between $7 and $8 million, and depreciation and amortization to be between $26 and $28 million. The Tax Cuts and Jobs Act will benefit the Company through a decrease in its effective tax rate, which is expected to be approximately 25%, compared to approximately 36% previously.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Monday, May 7, at 10:00 a.m. EDT. The call is anticipated to last approximately one hour and may be accessed at: (US) 833-233-3452 or (Int’l) 647-689-4129. The Conference ID # is 2597462. Callers are asked to sign on at least five minutes in advance. The live webcast of the conference call can be accessed from the Investor Relations section of the Company’s website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US) 800-585-8367 or (Int’l) 416-621-4642. The Conference ID # is 2597462.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted net income per diluted share from continuing operations, income from continuing operations as adjusted, adjusted income per diluted share from continuing operations, operating income as adjusted, adjusted operating income, adjusted EPS, adjusted EBITDA and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel and under vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; unexpected failures at our manufacturing facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at www.sec.gov, and on the Company’s Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact:

Monica Vinay, Vice President, Investor Relations & Treasurer

(330) 761-6212

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended
	March 31, 2018	March 31, 2017
Net sales	$152,568	$136,572
Cost of sales	105,453	94,811

Gross profit	47,115	41,761
Selling, general and administrative expenses	35,473	34,539
(Gain) loss on disposal of fixed assets	(380)	(894)

Operating income	12,022	8,116
Interest expense, net	1,639	2,130

Income (loss) from continuing operations before income taxes	10,383	5,986
Income tax expense (benefit)	2,628	2,528

Income (loss) from continuing operations	7,755	3,458
Income (loss) from discontinued operations, net of income taxes(1)	(911)	(344)

Net income (loss)	$6,844	$3,114

Income (loss) per common share from continuing operations:
Basic	$0.25	$0.12
Diluted	$0.25	$0.11
Income (loss) per common share from discontinued operations:
Basic	$(0.03)	$(0.02)
Diluted	$(0.03)	$(0.01)
Net income (loss) per common share:
Basic	$0.22	$0.10
Diluted	$0.22	$0.10
Weighted average common shares outstanding:
Basic	30,518,715	30,029,679
Diluted	30,989,261	30,292,583

(1)	In April 2018, the Company reached agreement on the material terms of a settlement related to pending claims associated with the Lawn & Garden business, which was sold in February 2015. As a result, the Company recorded a charge of $911, net of tax of $314, to discontinued operations for the three months ended March 31, 2018.

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended March 31,
	2018	2017	% Change
Net sales
Material Handling	$116,809	$98,482	18.6%
Distribution	35,781	38,574	(7.2)%
Inter-company Sales	(22)	(484)	—

Total	$152,568	$136,572	11.7%

Operating income
Material Handling	$16,730	$12,846	30.2%
Distribution	1,738	1,538	13.0%
Corporate	(6,446)	(6,268)	—

Total	$12,022	$8,116	48.1%

Operating income as adjusted
Material Handling	$16,872	$13,592	24.1%
Distribution	1,073	1,538	(30.2)%
Corporate	(6,446)	(6,268)	—

Total	$11,499	$8,862	29.8%

EBITDA as adjusted
Material Handling	$22,985	$20,843	10.3%
Distribution	1,382	$1,839	(24.9)%
Corporate	(6,319)	$(5,866)	—

Total	$18,048	$16,816	7.3%

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	March 31, 2018	December 31, 2017
Assets
Current Assets
Cash	$3,015	$2,520
Restricted cash	8,668	8,659
Accounts receivable, net	80,552	76,509
Income tax receivable	9,354	12,954
Inventories	47,840	47,166
Other	1,752	2,204

Total Current Assets	151,181	150,012
Other assets	118,920	122,026
Property, plant, & equipment, net	79,549	83,904

Total Assets	$349,650	$355,942

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$66,612	$63,581
Accrued expenses	30,006	35,072

Total Current Liabilities	96,618	98,653
Long-term debt, net	144,363	151,036
Other liabilities	8,848	8,236
Deferred income taxes	3,895	4,265
Total Shareholders’ Equity	95,926	93,752

Total Liabilities & Shareholders’ Equity	$349,650	$355,942

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Three Months Ended March 31,
	2018	2017
Cash Flows From Operating Activities
Net income	$6,844	$3,114
Income (loss) from discontinued operations, net of income taxes	(911)	(344)

Income from continuing operations	7,755	3,458
Adjustments to reconcile income from continuing operations to net cash provided by (used for) operating activities
Depreciation	4,479	5,532
Amortization	2,166	2,422
Accelerated depreciation associated with restructuring activities	16	618
Non-cash stock-based compensation expense	1,098	894
(Gain) loss on disposal of fixed assets	(380)	(894)
Deferred taxes	—	374
Interest income received (accrued) on note receivable	334	(324)
Other	60	176
Payments on performance based compensation	(1,249)	(992)
Other long-term liabilities	(123)	(92)
Cash flows provided by (used for) working capital
Accounts receivable	(4,473)	(1,496)
Inventories	(796)	(3,909)
Prepaid expenses and other current assets	447	2,000
Accounts payable and accrued expenses	3,504	5,517

Net cash provided by (used for) operating activities - continuing operations	12,838	13,284
Net cash provided by (used for) operating activities - discontinued operations	(2,085)	(233)

Net cash provided by (used for) operating activities	10,753	13,051

Cash Flows From Investing Activities
Capital expenditures	(1,206)	(480)
Proceeds from sale of property, plant and equipment	2,353	1,027

Net cash provided by (used for) investing activities - continuing operations	1,147	547
Net cash provided by (used for) investing activities - discontinued operations	—	72

Net cash provided by (used for) investing activities	1,147	619

Cash Flows From Financing Activities
Net borrowing (repayments) on credit facility	(6,722)	(9,310)
Cash dividends paid	(4,161)	(4,089)
Proceeds from issuance of common stock	452	247
Shares withheld for employee taxes on equity awards	(359)	(271)
Deferred financing costs	—	(975)

Net cash provided by (used for) financing activities - continuing operations	(10,790)	(14,398)
Net cash provided by (used for) financing activities - discontinued operations	—	—

Net cash provided by (used for) financing activities	(10,790)	(14,398)

Foreign exchange rate effect on cash	(606)	167
Less: Net increase (decrease) in cash classified within discontinued operations	—	24

Net increase (decrease) in cash, cash equivalents, and restricted cash	504	(585)
Cash, cash equivalents, and restricted cash at January 1	11,179	11,039

Cash, cash equivalents, and restricted cash at March 31	$11,683	$10,454

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended March 31,2018
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$116,809	$35,781	$152,590	$(22)	$152,568

GAAP Gross profit			47,115	—	47,115
Add: Restructuring expenses and other adjustments			119	—	119

Gross profit as adjusted			47,234	—	47,234
Gross profit margin as adjusted			31.0%	n/a	31.0%

GAAP Operating income	16,730	1,738	18,468	(6,446)	12,022
Add: Restructuring expenses and other adjustments(1)	142	—	142	—	142
Less: Gain on sale of assets	—	(665)	(665)	—	(665)

Operating income as adjusted	16,872	1,073	17,945	(6,446)	11,499
Operating income margin as adjusted	14.4%	3.0%	11.8%	n/a	7.5%

Add: Depreciation and amortization	6,129	309	6,438	127	6,565
Less: Depreciation restructuring expenses	(16)	—	(16)	—	(16)

EBITDA as adjusted	$22,985	$1,382	$24,367	$(6,319)	$18,048
EBITDA margin	19.7%	3.9%	16.0%	n/a	11.8%

(1)	Includes gross profit adjustments of $119 and SG&A adjustments of $23

	Quarter Ended March 31,2017
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$98,482	$38,574	$137,056	$(484)	$136,572

GAAP Gross profit			41,761	—	41,761
Add: Restructuring expenses and other adjustments			1,021	—	1,021

Gross profit as adjusted			42,782	—	42,782
Gross profit margin as adjusted			31.2%	n/a	31.3%

GAAP Operating income	12,846	1,538	14,384	(6,268)	8,116
Add: Restructuring expenses and other adjustments(1)	1,410	—	1,410	—	1,410
Less: Gain on sale of assets	(664)	—	(664)	—	(664)

Operating income as adjusted	13,592	1,538	15,130	(6,268)	8,862
Operating income margin as adjusted	13.8%	4.0%	11.0%	n/a	6.5%

Add: Depreciation and amortization	7,869	301	8,170	402	8,572
Less: Depreciation restructuring expenses	(618)	—	(618)	—	(618)

EBITDA as adjusted	$20,843	$1,839	$22,682	$(5,866)	$16,816
EBITDA margin	21.2%	4.8%	16.5%	n/a	12.3%

(1)	Includes gross profit adjustments of $1,021 and SG&A adjustments of $389

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME AND EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended March 31,
	2018	2017
GAAP Operating income	$12,022	$8,116
Add: Restructuring expenses and other adjustments	142	1,410
Less: Gain on sale of assets	(665)	(664)

Operating income as adjusted	11,499	8,862
Less: Interest expense, net	(1,639)	(2,130)

Income (loss) before taxes as adjusted	9,860	6,732
Less: Income tax expense(1)	(2,465)	(2,424)

Income (loss) from continuing operations as adjusted	$7,395	$4,308
Adjusted earnings (loss) per diluted share from continuing operations	$0.24	$0.14

(1)	Income taxes are calculated using the normalized effective tax rate for each year.

The rate used in 2018 was 25% and in 2017 was 36%.

MYERS INDUSTRIES, INC.

RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY

(USED FOR) OPERATING ACTIVITIES – CONTINUING OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	March 31, 2018	March 31, 2017
Net cash provided by (used for) operating activities - continuing operations	$12,838	$13,284
Capital expenditures	(1,206)	(480)

Free cash flow	$11,632	$12,804